Exhibit (99)(j)

                                        Dated as of June 30, 1996



Mr. Ronald S. Hoffman
104 Kings Walk
Massapequa Park, NY 11762

Dear Mr. Hoffman:

         This letter amends the agreement between us as reflected in our letter of July 1, 1994 to you as follows:

         The initial period of employment set forth in Paragraph 1of said letter (to wit: "the period commencing on July 1, 1994 and continuing until June 30, 1995"), as extended to June 30, 1996 in that certain letter amendment dated June 12, 1995, is hereby further extended until June 30, 1997.

         No other changes of our agreement are effected hereby, including without limitation, Paragraph 6 of said letter.

         Please indicate your acceptance of the amendment set forth herein by executing and returning the enclosed copy of this letter.


                                                     Very truly yours,


                                                     NANTUCKET INDUSTRIES, INC.

                                                     By:/s/Stephen M. Samberg
                                                        ------------------------
                                                        Stephen M. Samberg,
                                                        Chief Executive Officer


                                 ACKNOWLEDGEMENT

         I hereby accept the above amendment and agree to be bound thereby.


                                                     /s/Ronald S. Hoffman
                                                     ---------------------------
                                                     Ronald S. Hoffman

                                                     Dated:   7/31/96